FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 31, 2000

                               Innovo Group Inc
              (Exact name of registrant as specified in its charter)

       Tennessee                      0-18926                     11-2928178
(State or other jurisdiction       (Commission                  (IRS Employer
      of incorporation)            File Number)             Identification No.)

1808 North Cherry Street, Knoxville, TN                   37917
(Address of principal executive offices)               (Zip Code)

   Registrant's telephone number, including area code:  (865) 546-1110

       (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

	Not Applicable

Item 2.  Acquisition or Disposition of Assets

	Not Applicable

Item 3.  Bankruptcy or Receivership

	Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

	Not Applicable



Item 5.  Other Events

  Attached as Exhibits 10.75 and 99.1; respectively the Capital Partners Agreement dated August 8, 2000 and subsequent Press Release dated
August 31, 2000.

Item 6.  Resignations or Registrant's Directors

	Not Applicable

Item 7.  Financial Statements and Exhibits

C.     Exhibits

Exhibit No.     Description
10.75           Capital Partners Agreement
99.1            Press Release dated August 31, 2000

Item 8.  Change in Fiscal Year

	None




Exhibit 10.75


                                 August 08, 2000



Third Millennium Properties, Inc.
c/o Joseph Mizrachi
6971 N. Federal Hwy, # 203
Boca Raton, FL 33487

JAML, LLC
c/o Joseph Mizrachi

Innovation, LLC
c/o Joseph Mizrachi

Re:  Innovo Group

Dear Mr. Mizrachi,

	The purpose of this letter of intent is to set forth a summary of the terms and conditions on which, Third Millennium Properties, Inc., JAML, LLC,
Innovation, LLC and its affiliates (collectively, the "Capital Partners")
intends to invest its capital in Innovo Group Inc. (the "Company"), provide the Company with certain advisory services and arrange for a sale lease-back of the Companies warehouse located in Lake Worth, FL.  This letter sets forth the intent of the parties to enter agreements consistent with the terms set forth below and is intended to be a binding agreement. (the "Agreement")  The
Company confirms that its Board of Directors has approved the Agreement.
Joseph Mizrachi confirms that he is authorized to execute this letter agreement on behalf of each entity constituting the Capital Partners.  All parties hereby confirm that each has reviewed and approved the business plan attached as
Exhibit A, the restructuring of $1.5 million of the company's debt to equity and the removal of interest payments associated therewith and the sale and lease back of their warehouse facility in Lake Worth, Florida for its current book value, all of which are an integral part of the parties agreements.  A
Definitive Purchase Agreement and other related documents will evidence the agreement among the parties and related documents (the "Equity Purchase
Agreement" and collectively the "Equity Purchase Agreements") as set forth below.  Each of the parties hereto covenants to negotiate in good faith with the object of entering into the Equity Purchase Agreements as soon as practicable after shareholder approval of the transaction contemplated herein.
The Equity Purchase Agreements are described below.


                                 Part 1

The terms of the Equity Purchase Agreements are intended to be as follows:

1.	Capital Investment.  Capital Partners will purchase $1,700,000 (the
"Investment") of newly issued Company Common Stock at the lowest of a 20% discount of the bid price (the "Bid Price") or $1.00 per share. The Bid Price shall be defined as the 10 day average closing bid price of the Company's common stock prior to the date of the closing. The $1.7 million cash infusion shall be paid in two installments. The first $850,000 shall be due at closing and the remaining $850,000 shall be due 30 days after closing. The rights provided to the Capital Partners in connection with the Investment will be set forth in Exhibit B and will be reflected in the definitive agreements.

2.	Warrants. As part of the transaction, the company will grant to the Capital
Partners, 1,700,000 warrants priced at $2.00 (the "Purchase Warrants"), subject to section 7a below.  The warrants shall have a term of 36 months. The warrants shall be transferable to any of the Capital Partners in accordance with applicable securities laws.

3.	Sale/Lease Agreement.  A Sale/Lease Agreement with Third Millennium
Properties, Inc. to purchase the Company's Lake Worth warehouse facility at its book value for its first mortgage assumption and a note for the balance. Third Millennium Properties, Inc. will receive a placement fee if the note will be paid within the next 36 months. The rate for such lease will be for at least the current mortgage payments and will be triple net.

4.	Advisory Services.  Third Millennium Properties, Inc. will be nominated as financial advisor for the Company and perform investor relation services for the Company. Third Millennium Properties, Inc. will receive a customary fee for its services. The investor relations' advisory agreement between Third Millennium and the Company shall be cancelable by either party with 30 days written notice from either party.

5. Representations and Warranties. The Equity Purchase Agreement will contain additional representations and warranties of the Company concerning the financial condition, assets, liabilities, material contracts, public disclosures, litigation, environmental compliance, compliance with all laws, no adverse changes, etc. as are customary in agreements of this type to assure full disclosure and compliance with applicable law. These representations will contain customary exceptions and "carve-outs" for materiality and similar concepts. The Capital Partner's will represent and warrant its status as an accredited investor, that it is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Shares and its authority to enter into the agreements. Appropriate mutual indemnification will be provided in the event of any material breach of any such representations or warranties.

6. Shareholder Approval.

a.	Upon shareholder approval and closing of the transactions, shares representing $850,000 of Common Stock and half of the Warrants will be issued. Upon share holder approval and the receipt of the remaining funds owed to the Company the additional shares and warrants will be issued.

b.	The Company will deliver a voting agreement from Sam Furrow, and others agreeing to vote in favor of the transactions representing at least 2,400,000 shares of Common Stock.

c.	The Company covenants and agrees to take all actions necessary to hold a shareholder meeting to approve the issuance of securities to the Capital Partner's prior to October 20, 2000. Such actions shall include without limitation setting such a meeting date as soon as practicable following execution of this letter agreement.

7. Closing and Conditions.   The Closing of the transactions will occur as soon
as possible following the completion of the closing conditions contained in the definitive agreements and shareholder approval of the transactions contemplated herein. The Closing will, with respect to all parties, be conditioned upon the truth and accuracy of the representations and warranties of the other party, the obtaining of any necessary consents; the non-existence and non-occurrence of any event which has or would have a material adverse affect on the Company and, in addition:

a. Execution of a production agreement with Azteca, a third party, to provide $3 million in raw material and inventory in exchange for equity. The initial $1.5 million of the equity will be priced at $1.10 and the remaining
$1.5 million will be at no less than $1.00 per share subject to shareholder approval.

b. Sam Furrow and/or his assigns (the "Furrow Group") assuming $1 million of Company third party debt and converting $500,000 Company debt currently owed to Sam Furrow to equity at no less than $1.10 per share in exchange for Sam Furrow being allowed to purchase the same amount of warrants equal to the amount of converted equity. The $1.5 million debt assumption will consist of the following:

i.	  $650,000 owed to Commerce Capital , Inc. (Nashville)
ii.	 $350,000 owed to First Independent Bank of Gallatin
iii.	$500,000 owed to Sam Furrow

Sam Furrow will continue to provide operational funds to the Company prior to closing. These funds will be used primarily to finance the Company's imported product from the Orient. As of closing, Sam Furrow shall be reimbursed for any amounts owed to him that exceed the $500,000 referenced in section 7b (iii) above. The repayment of any amount exceeding the $500,000 referenced in section 7b (iii) above, if necessary, shall be funded from the proceeds of the transactions contemplated herein and/or from the operational cash flows of the Company.

c.  Shareholder approval of the transactions proposed herein.

d. The execution of the Equity Purchase Agreements referenced in this letter agreement;

e.  Execution of Equity Purchase Agreement;

f.  Execution of Registration Rights Agreement

g.  Execution of a Sale Leaseback Agreement;

h. Delivery of the Common Stock or irrevocable instructions to the Company's transfer agent to deliver said shares;

i. Delivery by Company's counsel of an opinion in such form and containing such opinions as may reasonably be requested by counsel to the Capital Partner's;

j. Delivery to the Capital Partner's of a fully executed Initial Registration Statement (including all accountants consents) as defined in Exhibit B in a form acceptable to the counsel of the Capital Partner's which shall be filed within 5 business days following Closing;

k. Delivery of documents reflecting the assumption and conversion of $1.5 million in total of Company debt by the Furrow Group.

l. Capital Partners shall be satisfied to its sole discretion with the IRS's audit of the Company's 1991 tax return.

m. The Capital Partner's shall be satisfied that it shall not be restricted by any anti-takeover limitations in either the Company's organization documents or its state law from increasing its ownership interest in the Company which shall include without limitation express reference in the board resolutions to Delaware General Corporation Code Section 203 and to approval of the transaction on that basis. The parties agree that Azteca International Inc., Apparel Distribution Service (collectively a/ka/ "Commerce"), the Capital Partners and the Furrow Group are not affiliates or associated as those terms are defined in Section 203 of the Delaware General Corporation Code.

n. Confirmation from Nasdaq that it will not be delisted as well as a confirmation from NASDAQ in such a manner as is customary for Nasdaq to issue representing that Nasdaq has no present intention to proceed with any other de-listing proceeding.

o. Appointment to the Innovo Board of Directors the Capital Partner designees consistent with Exhibit B contained herein.

p. Confirmation of Innovo's ability to utilize Form S-3 for resale of the shares purchased and the shares underlying the warrants.

                                  Part II

Prior to Closing:

1.	The Capital Partners will conduct due-diligence examination of the Company as it deems appropriate, and the Company will provide the Capital Partners, its attorneys, accountants and consultants with full and complete access to the books, records, employees, accountants and business of the Company.

2.	The Company will immediately prepare a Form S-3 registration statement with the SEC described in Exhibit B as the Initial Registration Statement that will be filed immediately following the Closing.  The Company covenants to use its best efforts to have such Initial Registration Statement become effective promptly and in any event within 90 days of Closing.  If such Initial
Registration Statement is not effective by such date, the Company shall pay
Capital Partners $50,000.00 in Company Common Stock being valued at $1.00 per share as liquidated damages.  If the Initial Registration Statement is not effective within 120 days of Closing, the Company shall pay an additional
$100,000.00 in Company Common Stock with the stock being valued at $1.00 per share as additional liquidated damages to Capital Partners and its designee will be authorized to complete the registration on behalf of the company.

3.	The Capital Partners and the Company agree that, subject to obligations under law or regulation including the federal securities laws, no public announcement with respect to this transaction, or the existence of this letter, will be released by either party without prior written consent of the other party.
Except to partners and investors of Capital Partners Exclusivity as an inducement to the Capital Partners to engage in additional discussions, the negotiation and investigation with respect to the proposed transaction, which will involve the engagement of professionals and the occurrence of substantial expense, the Company hereby covenants and agrees that until September 1, 2000, neither it, nor any of its respective affiliates, agents, counsel, or investment bankers will, directly or indirectly, engage in any discussions, negotiations or agreements with any person and/or entity other than any member of the Capital
Partners which will result  in the sale, transfer, or disposition by the Company of any of its assets (except sales from inventory in the ordinary course of business), except as part of the Azteca production agreement and the Furrow
Group's  debt transfer agreement.

                                 Choice of Law

 This letter agreement shall be governed by New York law without regard to the principles of conflict of laws. Each party agrees that it will not bring any action regarding this term sheet or the transactions contemplated hereby in any court other than a federal or state court sitting in New York, that it will submit to the jurisdiction of such court and that it will not seek to change the venue of such action.

                               Other Agreements

This letter agreement shall supersede any and all prior written or oral agreements between the parties.

Prior to Closing, the Capital Partner shall have the right to substitute or assign any of the Equity Purchase Agreements to an affiliate and the assigning entity shall have no further obligation or liability under such substituted or assigned agreement.

                               Indemnification

In addition to the indemnification obligations in the Equity Purchase Agreements the parties agree as follows:

a.	Innovo on the one hand and Capital Partner on the other hand shall each indemnify the other for any loss, liability claim, damage or expense (including reasonable attorneys' fees), whether or not arising from a third party claim, arising from any breach by the other of any covenant or obligation of this letter agreement. Such breach by Innovo can include without limitation a failure to execute Equity Purchase Agreements.

b.	Prompt written notice of any indemnification claim shall be given to the other party.


                                  Expenses

The Company shall pay all fee(s) and expense(s) of counsel for Capital Partner's and shall also pay its reasonable out of-pocket costs, including Closing costs plus $34,000.00. The Company shall make such payment directly from the proceeds of the investment: (i) without limitation if (a) there is no Closing and the Capital Partner is prepared to close, but the Company is not; or (b) the Capital Partner elects not to close due to the discovery prior to Closing of a material omission or misstatement in the Company's disclosure to the Capital Partner.
In addition, the Company will pay the reasonable fees and expenses of Capital Partner' counsel in connection with (a) any follow on sale of equity securities (including securities convertible into, or exchangeable for, equity of the Company) and (b) and amendment, modification or waiver of the terms of the documents executed in connection with the transactions contemplated by this letter.

                                Obligations

	The obligations of the parties contained hereof and respective obligations to proceed in good faith, each of which shall upon execution of this letter agreement by all parties hereto constitute a binding agreement among us.

If this letter agreement meets with your approval, please sign and return the enclosed copy of this letter by August 09, 2000. We shall then immediately proceed to prepare the Definitive Agreements. Other than as set forth above, each party shall be responsible for payment of its own expenses in connection with this transaction.


THE INNOVO GROUP, INC.


By:  /s/ Samuel J. Furrow, Jr.
	    -------------------------
     Samuel J. Furrow, Jr.

Its:  COO


AGREED TO AND ACCEPTED BY:

THIRD MILLENNIUM PROPERTIES, INC.


By:  /s/ Joseph Mizrachi
    --------------------
    Joseph Mizrachi

Its:  Managing Member

Date: August 10, 2000




JAML, LLC


By: /s/ Joseph Mizrachi
    -------------------
    Joseph Mizrachi

Its:  Managing Member

Date:  August 10, 2000

INNOVATION, LLC


By:  /s/ Joseph Mizrachi
     -------------------
     Joseph Mizrachi

Its:  Managing Member

Date: August 10, 2000




                                 EXHIBIT A

Terms of Business Plan


Operations: Concurrent with the Closing, the Company covenants to take the following actions with respect to its present operations:

(i)	The Company shall, by September l, 2000, close its
manufacturing and distribution facilities in Knoxville;

(ii)	The Company shall cancel the lease for the Knoxville
premises and shall receive a full and complete release of both present and past due obligations from its landlord, provided that the Company will pay its monthly rent (including unpaid past due rent without penalty) until July 1, 2000;

(iii)	The Company shall realign all of its production and
distribution needs in accordance with the Supply and Distribution
Agreements as executed between Commerce and the Company; and

(iv)	With the exception of sales, all Company operations, including finance and accounting, shall be relocated to Los Angeles.

Sales: Company sales efforts shall be focused on core items and product categories with the highest volume and profit margin. Pat Anderson will manage a sales and marketing and support staff of no more than 10 persons other than herself, which will operate out of Knoxville. Pat Anderson will secure office space for the sales operation at the Company's expense.

                               	EXHIBIT B

                   Terms of Definitive Investment Agreement


Antidilution Protection for Warrants: Equitable adjustments for stock splits and recapitalizations.

Preemptive Rights: Other than with respect to issuance of Excluded Securities, in the event that the Company offers any equity securities for sale (including, without limitation, securities convertible into or exchangeable for equity securities), the holders of the purchased shares will have the right to invest in such equity securities on the same terms and conditions as offered to any third party, in a percentage amount equal to such holder's pro rata percentage of the fully-diluted equity interests of the Company.

Excluded Securities: The following issuances of securities by the Company ("Excluded Securities") shall not trigger antidilution protection or give rise to rights of first refusal: (i) in connection with acquisition transactions approved by the holders of a majority of the purchased shares, and (ii) in connection with issuance of Common Stock arising from the exercise of options issued to employees, consultants and directors pursuant to shareholder-approved equity incentive plans, up to the amount to be mutually agreed to by the parties prior to execution of the Definitive Agreements .

Tag Along Rights: The Capital Partners shall have the right to require the purchase by the subject non-affiliated purchaser of their common stock in the Company purchased pursuant to the Definitive Agreements (on a pro rata basis) in the event that (i) Sam Furrow, (ii) Jay Furrow, or (iii) Pat Anderson sell within 3 years after Closing, other than in a market transaction, to a non-affiliated purchaser or purchasers in a single transaction or a series of transactions, such sale to be on the same terms and conditions (other than as to representations, warranties and indemnification) applicable, and for the same type and amount of consideration payable to the holders of such Common Stock on a pro rata basis.

Right of First Refusal: In the event that any of (i) Sam Furrow, (ii) Jay Furrow, (iii) any Board member or (iv) Pat Anderson wish to sell some or all of equity interests in the Company other than in a market transaction. Capital Partners or its affiliates shall be allowed to match the offer of any third party within 15 business days of written notice.

No Short Position: Each party shall agree that for six months from Closing, it shall not participate in a "short sale" of the Company's Common Stock.

Board of Directors: Capital Partners shall be entitled to designate one member of the Board of Directors of the Company and each subsidiary, and one member of each committee of such Boards upon the Closing. Capital Partners shall have the right to designate an additional Board Member if such action is allowed under the Nasdaq Corporate Governance Rules. The members of the Board of Directors so designated by Capital Partners are referred to herein as the "Investor Directors." Mr. Joseph Mizrachi shall be entitled to be one of the Investor Directors and shall be entitled to be on the Executive Compensation Committee.

Registration Rights: The Company covenants to prepare a shelf registration statement on Form S-3 registering the resale of the Shares and common stock underlying the Warrants and (collectively the "Securities") in a form acceptable to counsel for the Capital Partners (the "Initial Registration Statement") which shall be filed within 5 business days following Closing. If the Services Shares with the restrictions cannot be registered on Form S-3 each quarter, the Company covenants to prepare and file an amendment to the Initial Registration Statement registering the resale of any Service Shares which have had transfer restrictions removed. For a period of 4 years, the Company also covenants to keep the Initial Registration Statement, as amended effective and current subject to customary limitations and blackouts. The holders of the Securities shall also have (i) unlimited piggyback registration rights in connection with all registrations (other than registrations on Forms S-4 or S-8) subject to customary "cut-backs" imposed by underwriters and (ii) unlimited demand registrations on Form S-3.

Registration Expenses: All expenses in connection with each registration of Securities (other than underwriting discounts and selling commissions) will be paid by the Company, including the fees and expenses of one counsel for such holders.

Exhibit 99.1  Press Release Dated August 31, 2000


                 INNOVO GROUP INC. SIGNS LETTER OF INTENT FOR THE
                   PURCHASE OF $1.7 MILLION OF COMMON STOCK AND
                                WARRANTS

Knoxville, TN, August 31, 2000 - Innovo Group Inc. (NASDAQ: INNOC), a designer, manufacturer, marketer and distributor of various cut and sewn canvas and nylon consumer products for sale in the retail and premium markets, announced today that the Company has signed a letter of intent with Third Millennium Properties, Inc., JAML, LLC and Innovation, LLC (collectively, the "Investors") pursuant to which the Investors will purchase for cash $1.7 million of common stock and warrants from the Company.

Jay Furrow, COO of Innovo, commented that "as the Company continues to move forward, the proceeds will enable the Company to reduce the interest expense associated with factoring the Company's receivables, obtain more favorable terms with vendors and financial institutions, enhance product development and fund operations going forward. Furthermore, the cash infusion will help the Company to comply with the requirements set forth by Nasdaq for the Company's continued listing on the Nasdaq stock market."

Furrow further stated that "this cash infusion, accompanied with the Commerce transaction, will complete our strategic plan of restructuring the Company's manufacturing and distribution operations and strengthening the Company's capital structure. We are very pleased to have the opportunity to have the new investors as shareholders of the Company."

The sale of the shares and warrants will be subject to shareholder approval and other terms and conditions. In an effort to ensure the Company obtains the necessary net tangible asset levels required by Nasdaq, the Chairman and CEO and other Board members have agreed to vote their currently owned shares (approximately 2.4 million shares) in favor of the sales and the issuance of all the warrants. The stock will be priced at the lower of $1 or 80% of the ten day average closing bid price prior to the closing of the transaction.
One million seven hundred thousand warrants will be issued priced at $2.00 with a three-year term.

                          About Innovo Group Inc.
Innovo Group Inc. designs, markets, manufactures and distributes fashion and sports licensed nylon and canvas products for the retail and premium and advertising specialty market sector. Under licensing agreements, the company's sports lines feature the designs of the NFL, Major League Baseball and numerous collegiate teams as well as Garfield. Innovo also has certain exclusive and non-exclusive manufacturing and distribution rights for NASCAR licensed products. For more information, visit the company web site at www.innovogroup.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the matters discussed in this news release that may be considered forward-looking statements could be subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected. These include uncertainties in the market, competition, legal and other risks detailed from time to time in the company's SEC reports. Investors should be aware that the Nasdaq Listing and Hearing Review Council ("Review Council") may, on its own motion, determine to review any Panel decision, within 45 calendar days after issuance of the written decision. If the Review Council determines to review this decision it may affirm, modify, reverse, dismiss, or remand the decision to the Panel. The Company will be notified immediately in the event the Review Council determines that this matter will be called for review.

Risks also include the ability of the Company to close the transactions with the Investors described above. The company assumes no obligation to update information in this release.

For further information, please contact:

Jay Furrow
Innovo Group
(865) 546-1110
Innovo@innovogroup.com




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVO GROUP INC.
(Registrant)

Date:  SEPTEMBER 22, 2000



By:  /s/ Samuel J. Furrow
    ---------------------
    Samuel J. Furrow